UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

CANNAPOWDER, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26027 (Commission File Number)	68-0080601 (I.R.S. Employer Identification No.)

10250 Constellation Blvd, Suite 100

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

+(972) 54-222-9702

(Registrant’s telephone number, including area code)

10 Hayetsira St, P.O. Box 2580

Raanana, Israel 4366356

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Cohen Services Agreement

On May 1, 2019, Cannapowder, Inc. (the “Company”), entered into a service agreement with Shai Cohen (the “Cohen Service Agreement”) pursuant to which Mr. Cohen will serve as chief executive officer and chairman of the board of the Company. The term of the Cohen Service Agreement commenced on May 1, 2019 and will continue as long as the Company continues its operations and progress in fulfilling its goals unless sooner terminated in accordance with the Agreement. As compensation therefor, Mr. Cohen will be entitled to a signing bonus of a two-year immediately exercisable Class I warrant to purchase 250,000 shares of common stock of the Company at an exercise price of $0.01 per share, which may be exercised on a cashless basis.

Mr. Cohen will also be entitled to an annual fee of $1.00 and the following warrants: (i) a five-year Class H warrant to purchase 150,000 shares of common stock of the Company at an exercise price of $1.00 per share; (ii) a three-year Class F warrant to purchase 150,000 shares of common stock of the Company at an exercise price of $3.00 per share; and (iii) a five-year Class G warrant to purchase 100,000 shares of common stock of the Company at an exercise price of $5.00 per share., Such warrants will vest in twelve equal quarterly installments, commencing July 1, 2019, provided that Mr. Cohen is providing services on each such vesting date. The Class H, Class F and Class G warrants may be exercised on a cashless basis in accordance with the formula in the Agreement. Mr. Cohen will also be reimbursed for travel and lodging expenses outside of Israel. The Company will also provide health insurance to Mr. Cohen.

The Company and Mr. Cohen may terminate the Cohen Service Agreement at any time upon 90 days prior written notice and the Company may immediately terminate the Agreement for “cause” as defined in the Agreement. Regardless, the warrants offer stand

Dusa Service Agreement

On May 1, 2019, Canna Powder Ltd. (the “Subsidiary”), an Israeli corporation and a subsidiary of the Company, entered into a service agreement (the “Dusa Service Agreement”) with One of a kind marketing DUSA LLC, a Texas limited liability company (“Dusa”), to provide international business development and strategic marketing services to the Subsidiary. The term of the Agreement commenced on May 1, 2019 and will continue as long as the Company continues its operations and progress in fulfilling its goals unless sooner terminated in accordance with the Agreement. As compensation therefor, Dusa will be entitled to monthly fee of $15,000. Dusa will also be reimbursed for travel and lodging expenses outside of Israel. The Subsidiary and Dusa may terminate the Dusa Service Agreement at any time upon 30 days prior written notice.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the securities by the Company pursuant to the Cohen Service Agreement and the Dusa Service Agreement referenced in Item 1.01 were made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.6	Service Agreement, dated May 1, 2019, between CannaPowder, Inc. and Shai Cohen

10.7	Service Agreement, dated May 1, 2019, between Canna Powder Ltd. and One of a kind marketing DUSA LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPOWDER, INC.

By:	/s/ Shai Cohen
Name:	Shai Cohen
Title:	Chief Executive Officer

Date: June 13, 2019